UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.
645 Summer Street, Suite 101
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 20, 2024, Sergio Santillana, M.D., M.Sc., MBA, notified Ikena Oncology, Inc. (the “Company”) of his decision to resign from his role at the Company as Chief Medical Officer effective as of February 29, 2024, with his last day of employment being March 5, 2024 (the “Departure Date”). Dr. Santillana’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the Departure Date, pursuant to a Consulting Agreement with the Company (the “Consulting Agreement”), Dr. Santillana will remain with the Company as a part-time consultant for a period of up to nine (9) months beginning on the Departure Date and ending on December 31, 2024 (the “Consulting Period”). Pursuant to the Consulting Agreement, Dr. Santillana will be compensated at a rate of $500 per hour for his services under the Consulting Agreement, will receive a one-time retainer of $15,735.96, and his existing equity grants will continue to vest pursuant to the terms of the underlying award agreements and the Company’s 2021 Stock Option and Incentive Plan.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 21, 2024, the Company issued a press release announcing the resignation of Dr. Santillana and the appointment of Caroline Germa, M.D. as Chief Medical Officer of the Company. Dr. Germa’s appointment as Chief Medical Officer of the Company will be effective as of February 29, 2024. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Consulting Agreement, dated February 20, 2024, by and between Sergio Santillana and Ikena Oncology, Inc.

99.1	Ikena Oncology, Inc. Press Release, dated February 21, 2024

104	Cover Page Interactive Data File

*	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: February 21, 2024	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer